                                                                     EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Sponsors and Trustee of Municipal Investment Trust Fund, Intermediate Term Series 410, Defined Asset Funds:



We consent to the use in this Registration Statement No. 333-89125 of our report dated January 14, 2000 relating to the Statement of Condition of Municipal Investment Trust Fund, Intermediate Term Series 410, Defined Asset Funds, and to the reference to us under the heading "How the Fund Works--Auditors" in the Prospectus which is a part of this Registration Statement.



DELOITTE & TOUCHE LLP
New York, N.Y.
January 14, 2000